Exhibit 10.25

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of March 2, 2007 by and among International Textile Group, Inc. (the “Issuer”), a Delaware corporation and successor-by-merger of ITG Holdings, Inc. (f/k/a International Textile Group, Inc.) (“Old ITG”), and WLR Recovery Fund II, L.P. (the “Investor”).

RECITALS

A. The Investor has heretofore made certain loans to Old ITG pursuant to those promissory notes, made by Old ITG in favor of the Investor, set forth on Exhibit A hereto (collectively, the “Notes”);

B. Effective on December 31, 2006, Old ITG merged with and into its sole stockholder, the Issuer, which in accordance with the terms and conditions of such merger resulted in the Issuer becoming the successor obligor under the Notes;

C. The Issuer desires to cause the Notes to be repaid, and the obligations of the Issuer represented thereby to be cancelled, by exchanging shares of Series A Convertible Preferred Stock (the “Preferred Stock”) of the Issuer for the Notes, as set forth herein;

D. The Investor desires to acquire shares of the Preferred Stock in exchange for the satisfaction and cancellation of the Notes; and

E. The Issuer and the Investor are entering into this Agreement to set forth the terms and conditions applicable to the exchange of the Notes for shares of Preferred Stock;

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

Article 1

EXCHANGE OF STOCK AND DEBT SECURITIES

1.1 Exchange.

(a) The Investor hereby agrees, subject to the terms and conditions set forth herein, to exchange the aggregate principal amount of the Notes, together with all interest thereon accrued up to but not including the effective date of such exchange, for shares of the Preferred Stock (the “Exchange Shares”) at an exchange price of $25.00 per share (the “Debt Exchange”).

(b) Subject to the terms and conditions of this Agreement, the consummation of the Debt Exchange shall take place at a closing (the “Closing”) to be held at 10:00 a.m., local time, on March 2, 2007, at the offices of Jones Day, 1420 Peachtree Street, Suite 800, Atlanta, Georgia 30309, or at such other time, date or place as the parties hereto may mutually agree upon. At the Closing, the Investor shall deliver the Notes for cancellation and the Issuer shall deliver to the Investor certificates representing the Exchange Shares.

(c) The Exchange Shares will be issued in full satisfaction and payment of the Notes, and from and after the consummation of the Debt Exchange the Notes shall represent solely the right to receive the Exchange Shares. In the event that as a result of the Debt Exchange, fractional shares of Preferred Stock would be required to be issued, such fractional shares shall be rounded up or down to the nearest whole share. The Issuer shall pay any documentary, stamp or similar issue or transfer tax due with respect to the Debt Exchange.

1.2 Legend. Any certificate or certificates representing the Preferred Shares (or any part thereof) will bear the following legend, together with any and all other legends as may be required pursuant to applicable law (and the Issuer may issue appropriate corresponding stop transfer instructions to any transfer agent for any of such securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any applicable state law and may not be transferred, sold or otherwise disposed of unless registered under such act and applicable state laws or unless an exemption from the registration requirements under such act or applicable state law requirements is available.”

Such legend and the stop transfer instructions shall be removed and the Issuer shall issue a certificate representing such securities without such legend to the holder thereof if (i) such securities are registered under the Securities Act of 1933, or (ii) if such securities are sold pursuant to Rule 144 under the Securities Act of 1933, or (iii) if such securities are eligible for transfer under Rule 144(k) under the Securities Act of 1933, and, in the case of (ii) or (iii), when the Investor has furnished to the Issuer evidence to such effect that Issuer finds reasonably satisfactory which may include, without limitation, an opinion of counsel reasonably acceptable to issuer (as to form and substance and counsel).

Article 2

REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer hereby represents and warrants to the Investor that:

2.1 Corporate Status. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate or other power and authority to carry on its business as now being conducted.

2.2 Capitalization. The authorized capital stock of the Issuer consists (or will consist upon the filing with the Secretary of State of the State of Delaware and effectiveness of the Certificate of Designation creating the Preferred Stock) of 250,000,000 shares, consisting of 150,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and 100,000,000 shares of preferred stock, of which 12,000,000 shares are designated as Series A Convertible Preferred Stock. As of the date of this Agreement, 17,481,596 shares of Common Stock are issued and outstanding and no shares of preferred stock are issued or outstanding.

2.3 Power and Authority; Binding Agreement. The Issuer has the requisite corporate power and authority to execute and deliver, and when the Certificate of Designation has been adopted and filed with the Secretary of State of the State of Delaware, to perform its obligations under, this Agreement, and the Issuer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the Debt Exchange. This Agreement has been duly executed and delivered by the Issuer and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes the valid and binding agreement of the Issuer enforceable against the Issuer in accordance with its terms.

2.4 Non-Contravention. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement, and compliance with the provisions hereof, will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under the Certificate of Incorporation or By-laws of the Issuer. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien or encumbrance upon any of the properties or assets of the Issuer or any of its subsidiaries under, (i) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license or similar authorization applicable to the Issuer or any of its subsidiaries or their respective properties or assets or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Issuer or any of its subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, rights, losses, liens or encumbrances that, individually or in the aggregate, are not reasonably likely to have a material adverse effect on (x) the business condition of the Issuer and its subsidiaries taken as a whole or (y) the ability of the Issuer to perform its obligations under this Agreement.

2.5 Consents and Governmental Approvals. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission, body or authority or any non-governmental self-regulatory agency, commission, body or authority (each a “Governmental Entity”) is required by the Issuer in connection with the execution and delivery of this Agreement by the Issuer or the consummation by the Issuer of the Debt Exchange or the other transactions contemplated by this Agreement, except for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, and such other consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, is not reasonably likely to have a material adverse effect on the Issuer.

2.6 Valid Issuance. When issued pursuant to this Agreement in connection with the Debt Exchange, the Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable, and the Investor will receive good title to such shares, free and clear of any liens, claims, security interest or encumbrances.

Article 3

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to the Issuer that:

3.1 Authority. The Investor has all requisite power and authority to execute and deliver, and perform its obligations under, this Agreement. All acts required to be taken by the Investor to enter into this Agreement and consummate the transactions contemplated hereby have been properly taken.

3.2 Title to the Notes. The Investor is the record and beneficial holder of the Notes, and holds the Notes free and clear of all claims, liens, security interests, title defects and objections or any other encumbrances of any kind or nature whatsoever.

3.3 Investment Intent. Investor is acquiring the Exchange Shares being delivered to Investor under this Agreement for its own account and with no present intention of distributing or selling any of them in violation of the Securities Act of 1933 or any applicable state securities law. Investor will not sell or otherwise dispose of any of such Exchange Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act of 1933 and has been registered or qualified or is exempt from registration or qualification under applicable state securities laws. Investor understands that the Exchange Shares it is acquiring under this Agreement have not been registered under the Securities Act of 1933 by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and that the reliance of the Issuer on this exemption is predicated in part on these representations and warranties of Investor. Investor acknowledges and agrees that a restrictive legend consistent with the foregoing has been or will be placed on the certificates for the Exchange Shares and related stop transfer instructions will be noted in the transfer records of the Issuer and/or its transfer agent for the Exchange Shares, and that such Investor will not be permitted to sell, transfer or assign any of the Exchange Shares acquired hereunder until such Exchange Shares are registered or an exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 is available.

3.4 Investor Status. Investor (i) is either (x) a “Qualified Institutional Buyer” as such term is defined in Rule 144A under the Securities Act of 1933 or (y) an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933; (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investments to be made by it hereunder; (iii) has the ability to bear the economic risks of its investments for an indefinite period of time; and (iv) has sole investment discretion with respect to the Debt Exchange; and (v) has been given an opportunity to obtain such information from the Issuer as Investor deems necessary or appropriate with respect to the Debt Exchange.

Article 4

CONDITIONS

4.1 Issuer’s Conditions. The obligations of the Issuer to consummate the transactions contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Investor set forth in Article 3 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise, required to be taken by the Investor on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Investor on or prior to the Closing shall have been obtained.

(c) The Investor shall have delivered the Notes to the Issuer for cancellation.

(d) The Investor shall have delivered to the Issuer such other documents, certificates or other information as the Issuer or its counsel may reasonably request.

4.2 Investor’s Conditions. The obligations of the Investor to consummate the transaction contemplated by this Agreement shall be subject to fulfillment of the following conditions on or prior to the date of Closing:

(a) The representations and warranties of the Issuer set forth in Article 2 shall be true and correct on and as of the date of Closing.

(b) All proceedings, corporate or otherwise required to be taken by the Issuer on or prior to the date of Closing in connection with this Agreement, and the Debt Exchange contemplated hereby, shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Issuer on or prior to the Closing shall have been obtained.

(c) A copy of the Certificate of Designation, as filed with, and certified as of a recent date by, the Secretary of State of the State of Delaware, shall have been delivered to the Investor.

(d) The Issuer shall have issued and delivered, or cause to be issued and delivered, to the Investor, stock certificates, registered in the name of the Investor, representing duly authorized, validly issued, fully paid and non-assessable Exchange Shares.

(e) The Issuer shall have delivered to the Investor such other documents, certificates or other information as the Investor or its counsel may reasonably request.

Article 5

MISCELLANEOUS

5.1 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective must be in writing and, unless otherwise expressly provided herein, are deemed to have been duly given or made when delivered by hand or by courier, or by certified mail, or, when transmitted by facsimile and a confirmation of transmission printed by sender’s facsimile machine. A copy of any notice given by facsimile also must be mailed, postage prepaid, to the addressee. Notices to the respective parties hereto must be addressed as follows:

If to the Investor:	c/o WL Ross & Co. LLC 600 Lexington Avenue, 19th Floor New York, New York 10022
Attention: David L. Wax
Telephone: (212) 826-2111
Telecopier: (212) 317-4891

With a copy to:

Jones Day 1420 Peachtree Street, Suite 800 Atlanta, Georgia 30309
Attention: Mark L. Hanson, Esq.
Telephone: (404) 521-3939
Telecopier: (404) 581-8330

If to the Issuer:	International Textile Group, Inc. 804 Green Valley Road, Suite 300 Greensboro, North Carolina 27408
Attention: Joseph L. Gorga
Telephone: (336) 379-2200
Telecopier: (336) 379-2221

With a copy to:

Kilpatrick Stockton LLP Suite 2500 1100 Peachtree Street Atlanta, Georgia 30309
Attention: David Stockton, Esq.
Telephone: (404) 815-6500
Telecopier: (404) 541-3402

If to the Special	Special Committee of the Board of Directors
Committee	of International Textile Group, Inc.
c/o David Stockton, Esq.
Kilpatrick Stockton LLP
Suite 2800
1100 Peachtree Street
Atlanta, Georgia 30309
Telephone: (404) 815-6500
Telecopier: (404) 541-3402

Any party may alter the address to which communications or copies are to be sent by giving notice of the change of address under this Section.

5.2 Headings. The headings in this Agreement are for purposes of reference only and are not to be considered in construing this Agreement.

5.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered constitutes an original and all together shall constitute one Agreement.

5.4 Enforceability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is, to any extent, invalid or unenforceable, the remaining terms and provisions of this Agreement or application to other Persons and circumstances are not invalidated thereby, and each term and provision hereof is to be construed with all other remaining terms and provisions hereof to effect the intent of the parties hereto to the fullest extent permitted by law.

5.5 Law Governing. This Agreement is to be construed and enforced in accordance with and shall be governed by the laws of the State of New York applicable to contracts executed in and to be fully performed in that state.

5.6 Confidentiality. Until the Issuer makes a press release or other public announcement about the Exchange, the Investor will maintain the confidentiality of the Debt Exchange and the terms of the Debt Exchange.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

INTERNATIONAL TEXTILE GROUP, INC.

/s/ Gary L. Smith
Name: Gary L. Smith
Title: EVP and CEO

WLR RECOVERY FUND II, L.P.

By:	WLR RECOVERY ASSOCIATES II, LLC,
its General Partner

	By:	/s/ David L. Wax
	Name:	David L. Wax
	Title:	Principal Member